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Exhibit 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)
American Multi-Cinema, Inc. (Missouri)
AMC Card Processing Services, Inc. (Arizona)
AMC License Services, Inc. (Kansas)
AMC ITD, Inc. (Kansas)
Loews Kaplan Cinema Associates Partnership (50%)
AMC Theatres of Canada, Inc. (New Brunswick)
AMC Theatres of U.K. Limited (United Kingdom)
Centertainment Development, Inc. (Delaware)
Club Cinema of Mazza, Inc. (District of Columbia)
AMC Starplex, LLC (Delaware) (99% AMC 1% LCTC)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (50%)
Midlands Water Association (Illinois)
Showplex Cinemas, Inc. (Texas)
AC JV, LLC (Delaware) (32%)
AMC Concessionaire Services of Florida, LLC (Florida)
AMC Interchange Ventures ULC (British Columbia)
AMC of Maryland, LLC (Maryland)
Digital Cinema Distribution Coalition, LLC (Delaware) (15.45%)
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)
Interstate Theatres, LLC (Texas)
Interstate Theatres II, LLC (Texas)
Starplex Operating LLC (Texas)
National CineMedia, LLC (Delaware) (17.66%)
Open Road Releasing, LLC (Delaware) (50%)
Universal Cineplex Odeon Joint Venture (Florida) (50%)

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  Exhibit 21
AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)